                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       HUTCHINSON TECHNOLOGY INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee required.
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park
Hutchinson, Minnesota 55350
320/587-3797

                                                               December 18, 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, commencing at 1:30 p.m., Minneapolis time, on Wednesday, January 29, 1997.

    The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

    We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                          Sincerely,

                                                   [SIGNATURE]
                                          Wayne M. Fortun
                                          CHIEF EXECUTIVE OFFICER

                       HUTCHINSON TECHNOLOGY INCORPORATED

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 29, 1997

                            ------------------------

    The Annual Meeting of Shareholders of Hutchinson Technology Incorporated will be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, commencing at 1:30 p.m., Minneapolis time, on Wednesday, January 29, 1997 for the following purposes:

 1. To elect a Board of Directors of seven directors, to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

 2.   To approve the Hutchinson Technology Incorporated 1996 Incentive Plan.

 3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 28, 1997.

 4. To transact such other business as may properly be brought before the meeting.

    The Board of Directors has fixed December 13, 1996 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

    YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]
                                          John A. Ingleman
                                          SECRETARY

Hutchinson, Minnesota
December 18, 1996

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

    The enclosed Proxy is being solicited by the Board of Directors of Hutchinson Technology Incorporated (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, January 29, 1997 at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota at 1:30 p.m. and at any adjournments thereof. Only shareholders of record at the close of business on December 13, 1996 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to an officer of the Company and not revoked will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned proxy bearing a later date.

    The address of the principal executive office of the Company is 40 West Highland Park, Hutchinson, Minnesota 55350 and the telephone number is (320) 587-3797. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to shareholders will commence on or about December 18, 1996.

    Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than August 19, 1997 for inclusion in the Proxy Statement for that meeting.

    The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company present and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a certain proposal shall not be considered present and entitled to vote on such proposal.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth, as of November 27, 1996, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, each director, each executive officer named in the Summary Compensation Table on page 9, and all executive officers and directors as a group. At November 27, 1996 there were 5,452,410 shares of Common Stock, par value $.02, issued and outstanding, each of which is entitled to one vote.

    NAME OF BENEFICIAL OWNER        AMOUNT AND NATURE OF        PERCENTAGE OF
      OR IDENTITY OF GROUP        BENEFICIAL OWNERSHIP (1)    OUTSTANDING SHARES
--------------------------------  -------------------------   ------------------
Jeffrey W. Green                         471,822(2)                   8.44
 Sioux Falls, South Dakota 57103
Wayne M. Fortun                          213,606(3)                   3.82
W. Thomas Brunberg                           550(4)                *
Archibald Cox, Jr.                        10,000                   *
James E. Donaghy                             400(5)                *
Harry C. Ervin, Jr.                        4,500                   *
Richard N. Rosett                          4,145(6)                *
John A. Ingleman                          46,190(7)                *
R. Scott Schaefer                         17,440(8)                *
Richard C. Myers                          50,915(9)                *
Executive officers and directors         883,896(10)                 15.15
 as a group (15 persons)

--------------------------
  * Less than 1%.
 (1)Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2)Of these shares, 220 are held by Mr. Green in joint tenancy with his wife and 44,600 shares are held in an IRA for Mr. Green. Includes 137,100 shares covered by currently exercisable options granted to Mr. Green.

 (3)Of these shares, 5,575 are held by Mr. Fortun in joint tenancy with his wife. Includes 136,390 shares covered by currently exercisable options granted to Mr. Fortun.

 (4)Of these shares, 250 shares are held in trusts, 200 shares are held in an IRA for Mr. Brunberg and 100 shares are held in an IRA for Mr. Brunberg's wife.

 (5)Of these shares, 300 are held by Mr. Donaghy's wife and 100 shares are held in a living trust of which Mr. Donaghy is settlor, beneficiary and co-trustee, and over which he exercises both investment control and the power to revoke the trust.

 (6)Includes 100 shares held in an IRA for Mr. Rosett's wife.

 (7)Of these shares, 23,900 are held by Mr. Ingleman in joint tenancy with his wife and 100 are held by Mr. Ingleman as custodian for his son under the Minnesota Uniform Transfers to Minors Act. Includes 22,190 shares covered by currently exercisable options granted to Mr. Ingleman.

 (8)All of these shares are covered by currently exercisable options granted to Mr. Schaefer.

 (9)Of these shares, 10,400 are held by Mr. Myers in joint tenancy with his wife and 10,000 shares are held by Mr. Myers' wife. Includes 29,970 shares covered by currently exercisable options granted to Mr. Myers.

(10)Includes 382,537 shares covered by currently exercisable options granted to 10 executive officers of the Company, and the spouse of one such officer who is an employee of the Company.

                             ELECTION OF DIRECTORS

    The By-Laws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than three nor more than nine directors, which number shall be determined by the shareholders at their annual meeting. Each director shall be elected at the Annual Meeting of Shareholders for a term of one year or until a successor is elected and has qualified. The Board of Directors has recommended that the number of directors to be elected for the ensuing year be set at seven and has nominated the seven persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board of Directors.

    All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

    The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors is required for election to the Board of Directors of each of the seven nominees named below.

    The following table sets forth certain information as to each nominee for the office of director:

       NAME         AGE                     POSITION
------------------  ---   --------------------------------------------
Jeffrey W. Green    56    Chairman of the Board and Director
Wayne M. Fortun     47    President, Chief Executive Officer and Chief
                           Operating Officer and Director
W. Thomas Brunberg  56    Director
Archibald Cox, Jr.  56    Director
James E. Donaghy    62    Director
Harry C. Ervin,     67    Director
Jr.
Richard N. Rosett   68    Director

    Mr. Green is a co-founder of the Company and has served as a director since the Company's formation in 1965. Mr. Green has been Chairman of the Board since January 1983, and served as the Company's Chief Executive Officer from January 1983 to May 1996.

    Mr. Fortun was elected a director in 1983. He has been with the Company since 1975 and was elected President and Chief Operating Officer in January 1983 and Chief Executive Officer in May 1996. Mr. Fortun is also a director of G&K Services, Inc.

    Mr. Brunberg became a director of the Company in 1975. He is a certified public accountant and has been a shareholder in the Minneapolis accounting firm of Brunberg, Thoresen & Associates, Ltd. since March 1991. He was a partner in the Minneapolis office of the accounting firm of Pannell Kerr Forster from 1987 through January 1991, which firm filed a petition under the Federal bankruptcy laws in 1993.

    Mr. Cox became a director of the Company in May 1996. Mr. Cox has been Vice Chairman and President of Magnequench International, Inc., a manufacturer of magnets and magnetic material, since October 1995. He has been Chairman of Sextant Group, Inc., a financial advisory firm, since

August 1993. Mr. Cox served as President and Chief Executive Officer of The First Boston Corporation, an investment banking firm, from July 1990 to August 1993, and as a Managing Director of Tiger Management Company, a hedge fund, from November 1993 to June 1994.

    Mr. Donaghy became a director of the Company in 1992. Since January 1991, Mr. Donaghy has been the Chief Executive Officer and President and a director of Sheldahl, Inc., a manufacturer of laminates, composite materials and flexible electronic interconnects.

    Mr. Ervin became a director of the Company in 1969. Mr. Ervin, who is now retired, was a Vice President of Dain Bosworth Incorporated, an investment banking firm, from April 1988 through June 1996.

    Mr. Rosett became a director of the Company in 1986. He has been a Professor of Economics at the Rochester Institute of Technology ("RIT") since July 1990, and Director of Quality Cup Programs at RIT since July 1995. Mr. Rosett was Dean of the College of Business of RIT from July 1990 to July 1996.

    None of the above nominees is related to each other or to any executive officer of the Company, except that Mr. Rosett is married to Mr. Green's first cousin.

    The Company has an audit committee consisting of Richard N. Rosett, W. Thomas Brunberg and Harry C. Ervin, Jr. The audit committee had four meetings in fiscal 1996. The audit committee meets with the Chief Financial Officer, the Company's internal auditor and independent public accountants and approves the scope and timing of the independent public accountants' audit, evaluates the independent public accountants' opinions as to internal controls and discusses the meaning and significance of the audited financial results. The Company has a compensation committee consisting of Harry C. Ervin, Jr., W. Thomas Brunberg and James E. Donaghy, which grants or makes recommendations to the Board of Directors concerning employee stock options, bonuses and other compensation. The compensation committee had three meetings in fiscal 1996. The Company does not have a nominating committee.

    The Board of Directors held seven meetings during fiscal 1996. Mr. Cox was elected to the Board of Directors in May 1996 and was absent for the July 1996 meeting of the Board.

    Each non-employee director of the Company receives an annual fee of $16,000 and a fee of $900 for each Board meeting and $500 for each Board committee meeting attended by the director.

    All persons serving as non-employee directors of the Company are entitled to receive retirement benefits under the Company's Directors' Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, following cessation of service as a director of the Company (i) after at least five years of service on the Board of Directors, (ii) upon reaching age 65, or (iii) regardless of the length of service on the Board of Directors, as a result of such non-employee director's death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time such individual ceases to serve on the Board of Directors. The benefit is payable no less frequently than annually for a period equal to one-half of the period such non-employee director served on the Board of Directors up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the Retirement Plan.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The  compensation  committee  of  the  Company's  Board  of  Directors  (the
"Committee"), which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option program. The Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (1) base salary; (2) annual cash bonuses; and
(3) stock options. Internal Revenue Code Section 162(m) ("Section 162(m)") generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to "performance-based compensation", and the stock options granted to executives pursuant to the Company's 1988 Stock Option Plan have been structured to qualify as performance-based compensation for these purposes. Traditionally, the combination of base salary and annual cash bonuses for any executive officer has not exceeded $1 million. However, the Company has no policy regarding compliance with the Section 162(m) limitations and has taken no steps to qualify any cash bonuses as performance-based compensation for Section 162(m) purposes.

BASE SALARY

    The base salary of each of the executive officers, including the Company's Chief Executive Officer (the "CEO"), is determined annually by the Committee after considering the compensation levels of personnel with similar responsibilities at other companies in the high technology industry and manufacturing generally and, to a lesser extent, the Company's financial performance during the prior fiscal year. In the case of executive officers other than the CEO and the Company's Chairman of the Board of Directors (the "Chairman"), the individual performance of each executive officer is also given significant weight. Salary decisions concerning executive officers are made by the Committee at the beginning of each fiscal year of the Company in a review process which includes recommendations of the CEO and the Chairman for all executive officers other than themselves.

    To maintain a competitive level of executive compensation and retain superior personnel, the Committee annually evaluates the salary for each executive officer's position based on three surveys on executive compensation for manufacturers in the high technology industry and for manufacturers generally (the "Surveys"). Using the Surveys, the base salaries of the CEO and the Chairman were targeted in fiscal year 1996 by the Committee to be above the midrange of their respective salary ranges. With respect to all other executive officers, base salaries are targeted initially to be in line with the industry median for similar positions, as presented in the Surveys, with variations above or below the median based on individual performance, experience and job responsibility. Three of the four peer companies constituting the Peer Composite Index presented in the performance graph on page 12 of this Proxy Statement are included in one of the Surveys, and all four peer companies are included in another of the Surveys.

    With respect to all executive officers, including both the CEO and the Chairman, in addition to the Surveys, the Company's financial performance during the prior fiscal year also is considered in the

Committee's annual review of base salaries. Current measures of financial performance are operating income and return on assets, each of which is of substantially equivalent importance in determining compensation.

    With respect to all executive officers other than the CEO and the Chairman, the individual performance and achievements of each executive officer in the prior fiscal year also are given significant weight in the Committee's annual review of base salaries. Individual performance is assessed by an annual written performance appraisal and by review of specific "results objectives". The appraisal evaluates each officer's performance in areas such as leadership, vision setting, motivation and development of employees and global economic marketing and business know-how, and is prepared by the CEO following interviews by the CEO and certain members of his executive staff with each officer's peers and subordinates and discussion with the Chairman. In addition, the CEO assesses each officer's achievement of specific "results objectives" developed by turning corporate financial and strategic goals into specific personal objectives to be accomplished by each officer. These results objectives are reviewed and redefined by the CEO each fiscal quarter after discussion with each officer.

ANNUAL INCENTIVE COMPENSATION

    Under the Company's bonus program (the "Incentive Compensation Program"), each executive officer and other management employees are eligible to receive a cash bonus for each fiscal year, contingent upon the Company's financial performance during such fiscal year. Bonuses for the CEO and the Chairman are determined by the Committee after assessing overall corporate financial performance and reviewing incentive compensation information for individuals in similar positions, as presented in the Surveys. Bonuses for executive officers other than the CEO and the Chairman are based on a target bonus percentage of base salary which is assigned to each officer after comparing each such officer's job responsibilities to those of comparable jobs, and the target bonus percentage associated with such comparable jobs, also as presented in the Surveys. Individual performance, in addition to overall corporate financial performance, also is an important factor in determining bonuses in the case of officers other than the CEO and the Chairman. The Incentive Compensation Program is designed to motivate each executive officer and each other management employee to maximize his or her individual performance while attaining or exceeding corporate performance goals.

    Bonuses for executive officers, including the CEO and the Chairman, are paid under the Incentive Compensation Program only if the Company achieves threshold levels of overall corporate financial performance. Overall corporate financial performance is measured first by the Company's actual return on assets in the fiscal year, and second by the achievement of operating income and return on assets goals for that fiscal year. These corporate goals are approved by the Committee in conjunction with annual recommendations by the CEO and the Chairman at the start of each fiscal year. Bonuses are paid only if the Company achieves both a minimum prescribed level of return on assets as well as a minimum prescribed percentage of the corporate goals for operating income and return on assets.

    The bonus amounts actually paid out to all executive officers other than the Chairman and the CEO will vary from the target bonus percentage based on the magnitude of positive overall corporate financial performance over the threshold level and on individual performance reviews. The maximum bonus that will be paid out under the Incentive Compensation Program to any participating employee, including all executive officers, is twice the target bonus percentage of base salary.

    In the case of the CEO and the Chairman, once the required threshold levels of overall corporate financial performance are achieved, bonuses are determined by the Committee, in its discretion, after reviewing the incentive compensation information presented in the Surveys.

    In the case of executive officers other than the CEO and the Chairman, once the required threshold levels of overall corporate financial performance are achieved, each such executive officer participates in one of several bonus pools. Participation in a particular pool is based on the Company's organizational structure and the target bonus percentage of each participant. Each officer in a pool is assigned a target bonus percentage determined by evaluating the individual's job responsibilities and reviewing the incentives paid to personnel in jobs with similar responsibilities, as presented in the Surveys. The Committee approves target bonus percentages for each officer (based upon the recommendations of the CEO for executive officers other than himself and the Chairman) that are in line with the industry median for incentives paid to individuals in similar positions. The total cash available for bonuses to all executive officers in a particular bonus pool is calculated by multiplying (i) the percent of the corporate goal achieved for return on assets, (ii) the percent of the corporate goal achieved for operating income, (iii) the applicable target bonus percentage, and (iv) the aggregate base salaries for all executive officers in the pool.

    The CEO also reviews the individual performance of each executive officer, other than himself and the Chairman, for the subject fiscal year, based on the written performance appraisals and "results objectives" described above and makes bonus recommendations to the Committee based on such review. Each bonus pool is then allocated by the Committee among the executive officers eligible to share in that pool based on the recommendations of the CEO.

    The Company's fiscal year 1996 overall corporate financial performance was above the prescribed threshold level for the Company's actual return on assets. However, although the Company reported overall positive operating income and return on assets for fiscal year 1996, neither measure of the Company's financial performance was sufficient to meet the minimum prescribed percentage of the corporate goals for these measures in fiscal year 1996. As a result, neither the CEO nor the Chairman nor any other executive officer received any cash bonus for fiscal year 1996.

STOCK OPTIONS

    The Company's stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of the Company and its shareholders by providing all employees with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, it is believed that the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

    The Company's 1988 Stock Option Plan is administered by the Committee and authorizes the Committee to grant to key employees, including all executive officers, options to purchase Common Stock of the Company. Generally, options are granted annually to purchase shares of Common Stock over a ten-year period at the fair market value per share at the time the options are granted. Options granted during fiscal year 1996 generally are not exercisable for one year after the date of grant.

    The number of shares to be awarded to the CEO and the Chairman is determined by the Committee on the basis of its view of each such officer's long-term individual performance and the overall strategic contribution of each such individual to corporate performance. Option grants to the CEO and the Chairman are made on the same terms as all other options granted by the Committee to other employees of the Company. In determining the number of options to be granted, the Committee takes into account the number of options then held by the CEO and the Chairman.

    The number of shares to be awarded to each executive officer, other than the CEO and the Chairman, is proposed by the CEO on the basis of his view of each officer's long-term individual performance and the overall strategic contribution of such officer to corporate performance, taking into account individual promotions during the fiscal year. The Committee reviews the recommendations of the CEO and approves the final list of such option recipients and the amounts of the awards. As with the CEO and the Chairman, in determining the number of options to be granted, the Committee takes into account the number of options then held by the officers receiving such grants.

                                          Compensation Committee:

                                          Harry C. Ervin, Jr., Chairman
                                          W. Thomas Brunberg
                                          James E. Donaghy

                           SUMMARY COMPENSATION TABLE

    The following table shows, for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended September 29, 1996, as well as compensation earned by each such person for the two previous fiscal years:

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                  -----------
                                          ANNUAL COMPENSATION     SECURITIES
         NAME AND                       -----------------------   UNDERLYING          ALL OTHER
    PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)    OPTIONS (#)   COMPENSATION ($) (1)
---------------------------  ---------  ----------   ----------   -----------   ---------------------
Wayne M. Fortun                   1996     343,947            0       40,000          8,350
 President, Chief Executive       1995     316,380      200,000       30,000          7,528
 Officer and Chief                1994     269,708        2,910        1,930          7,686
 Operating Officer (2)
                                  1996     405,197            0       30,000          8,030
Jeffrey W. Green                  1995     373,258      200,000       40,000          8,074
 Chairman of the Board (3)        1994     349,844        3,585        2,280          6,581

John A. Ingleman                  1996     175,614            0        3,100          4,500
 Vice President, Chief            1995     161,170       82,000        3,000          5,644
 Financial Officer and            1994     144,677        1,589        1,040          4,425
 Secretary

R. Scott Schaefer                 1996     170,630            0        3,000          4,500
 Vice President of Disk           1995     135,202       72,500        2,500          5,419
 Drive Components Business        1994     113,220        1,233          810          3,463
 Development

Richard C. Myers                  1996     166,892            0        2,800          4,500
 Vice President of                1995     146,899       74,000        1,190          5,577
 Administration                   1994     140,595        1,547          980          4,406

------------------------

(1) Amounts for fiscal year 1996 represent (a) Company matching cash contributions under the Company's 401-K Plan as follows: $4,580 to Mr. Fortun; $4,500 to Mr. Green; $4,500 to Mr. Ingleman; $4,500 to Mr. Schaefer; and $4,500 to Mr. Myers; and (b) premiums paid by the Company on the portions of certain life insurance policies maintained for the benefit of certain officers as follows: $3,770 for Mr. Fortun and $3,530 for Mr. Green.

(2)   Mr. Fortun became Chief Executive Officer of the Company on May 16, 1996.

(3)   Mr. Green was Chief Executive Officer of the Company until May 16, 1996.

                                 OPTION TABLES

    The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended September 29, 1996, and certain other information relative to such options:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
-------------------------------------------------------------------------------------------      VALUE AT ASSUMED
                          NUMBER OF      PERCENT OF                                           ANNUAL RATES OF STOCK
                         SECURITIES     TOTAL OPTIONS                                         PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED TO    EXERCISE OR                               OPTION TERM (3)
                       OPTIONS GRANTED  EMPLOYEES IN   BASE PRICE                            ------------------------
        NAME               (#) (1)       FISCAL YEAR   ($/SHR) (2)      EXPIRATION DATE        5% ($)       10% ($)
---------------------  ---------------  -------------  -----------  -----------------------  -----------  -----------
Wayne M. Fortun              40,000           27.37         49.00         November 27, 2005    1,232,800    3,123,600
Jeffrey W. Green             30,000           20.52         49.00         November 27, 2005      924,600    2,342,700
John A. Ingleman              3,100            2.12         49.00         November 27, 2005       95,542      242,079
R. Scott Schaefer             3,000            2.05         49.00         November 27, 2005       92,460      234,270
Richard C. Myers              2,800            1.92         49.00         November 27, 2005       86,296      218,652

------------------------
(1) All such options are granted under the Company's 1988 Stock Option Plan (the "1988 Plan"), are intended to be non-statutory options, and generally are not exercisable for one year after the date of grant. Such options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company), or (c) cancellation of such options by the committee administering the 1988 Plan (the "Committee") in the event of the proposed dissolution or liquidation of the Company or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by the Committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of Common Stock.

(2) The exercise price of such options is not less than the fair market value (as defined in the 1988 Plan) of a share of Common Stock at the time of grant.

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission ("SEC"), and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR-END   IN-THE-MONEY OPTIONS AT
                          SHARES        VALUE                (#)               FISCAL YEAR-END ($) (2)
                       ACQUIRED ON    REALIZED    --------------------------  --------------------------
        NAME           EXERCISE (#)    ($) (1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------  ------------  -----------  -----------  -------------  -----------  -------------
Wayne M. Fortun             --           --           96,390        40,000      2,199,878             0
Jeffrey W. Green            --           --          107,100        30,000      2,238,090             0
John A. Ingleman            --           --           19,090         3,100        466,083             0
R. Scott Schaefer           --           --           14,440         3,000        355,606             0
Richard C. Myers            --           --           27,170         2,800        688,620             0

------------------------
(1) Market value of underlying securities on date of exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year-end minus the exercise price.

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing, for a period of five fiscal years ended September 29, 1996, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P 500 Index and an index of a group of peer companies selected by the Company (the "Peer Composite Index"). The comparison of total shareholder returns assumes that $100 was invested on September 29, 1991 in each of the Company, the S&P 500 Index and the Peer Composite Index, and that dividends were reinvested when and as paid. The companies in the peer group are Adaptec Incorporated, Applied Magnetics Corporation, Cirrus Logic Incorporated and Komag Incorporated. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the Peer Composite Index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           HUTCHINSON TECHNOLOGY   PEER COMPOSITE    S&P 500 INDEX
1991                      $100.00          $100.00          $100.00
1992                       287.67           102.00           107.36
1993                       230.00           124.08           118.59
1994                       298.63           104.45           119.12
1995                       745.21           248.00           150.75
1996                       413.70           168.00           177.82

                                  HTI'S FISCAL YEAR ENDING

                               1991       1992       1993       1994       1995       1996
Hutchinson Technology        $  100.00  $  287.67  $  230.14  $  298.63  $  745.21  $  413.70
Peer Composite                  100.00     102.00     124.08     104.45     248.34     168.00
S&P 500 Index                   100.00     107.36     118.59     119.12     150.75     177.82

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder require directors and certain officers of the Company and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's Common Stock and changes in such ownership with the SEC. Larry G. Moehring, the Company's Vice President of Disk Drive Components Assembly Operations, failed to file on a timely basis four reports regarding his indirect ownership of employee stock options for shares of Common Stock granted to his wife in each of July 1993, November 1993, November 1994 and November 1995.

                            PROPOSAL TO APPROVE THE
                       HUTCHINSON TECHNOLOGY INCORPORATED
                              1996 INCENTIVE PLAN

    Effective November 19, 1996, the Board of Directors of the Company approved, subject to shareholder approval, the Hutchinson Technology Incorporated 1996 Incentive Plan (the "Plan"). Awards may be made pursuant to the Plan prior to approval by the shareholders of the Company, but if the Plan is not approved by the shareholders of the Company on or prior to March 31, 1997, then any awards granted under the Plan shall be null and void.

    The full text of the Plan is contained in Exhibit A to this proxy statement. Reference is made to such exhibit for a complete statement of the terms of the Plan. The following summary description of the Plan is qualified by reference to the Plan.

PURPOSE

    The purpose of the Plan is to promote the interests of the Company and its shareholders by providing employees of the Company and any subsidiaries of the Company with an opportunity to acquire a proprietary interest in the Company. The Plan provides for the granting of awards consisting of (i) stock options, which may be either non-statutory stock options or incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) stock awards, which may be grants of unrestricted shares of Common Stock or shares subject to such conditions, limitations or restrictions as the Committee (as defined below) may impose.

ADMINISTRATION

    The Plan is administered by a committee of two or more directors of the Company (the "Committee") appointed by the Company's Board of Directors (the "Board"). Each member of the Committee must not be an employee of the Company or any subsidiary of the Company and must be a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, if the Board does not appoint a committee to administer the Plan, then the Board shall administer the Plan and shall constitute the Committee. Subject to the provisions of the Plan, the Committee may from time to time establish such rules for the administration of the Plan as it deems appropriate and may fix any other terms and conditions for the grant or exercise of any award under the Plan. For purposes of granting and administering awards to persons who are not subject to
Section 16 of the Exchange Act, the Committee may delegate its authority to the Chief Executive Officer of the Company, who may in turn delegate such authority to another officer. Notwithstanding the appointment of a Committee to administer the Plan and notwithstanding any contrary statement below, any grant of awards under the Plan to any director of the Company who is not an employee of the Company or a subsidiary of the Company at the time of grant, and any action taken by the Company with respect to any such awards, shall be subject to prior approval by the Board.

SHARES AVAILABLE

    Not more than 1,000,000 shares of Common Stock of the Company may be made subject to awards granted under the Plan (subject to adjustment, at the discretion of the Committee, in the event of a merger, reorganization or other relevant change). If an option lapses or terminates before such option has been completely exercised, the shares covered by the unexercised portion of such option may again be made subject to awards granted under the Plan. Shares issued as stock awards and shares issued upon exercise of options granted under the Plan shall be authorized but theretofore unissued shares of Common Stock of the Company.

ELIGIBLE PARTICIPANTS

    Awards may be granted under the Plan to any full-time employee of the Company or any subsidiary, including any such person who is also an officer or director of the Company or any subsidiary. Awards (other than incentive stock options) may also be granted to any other employee of the Company or a subsidiary, any director of the Company who is not an employee of the Company or any subsidiary, other individuals or entities who are not employees but who provide services to the Company or a subsidiary in the capacity of an advisor or consultant, and any individual or entity that the Company desires to induce to become an employee, advisor or consultant (but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a subsidiary). For purposes of the Plan, the terms "employed," "employment" and similar terms (except "employee") include the providing of services in the capacity of an advisor or consultant or as a director. Approximately 5,500 employees and others are currently eligible to participate in the Plan.

WRITTEN AGREEMENTS

    Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine. Stock awards granted under the Plan may, but need not, be subject to a written agreement in such form or forms as the Committee may from time to time determine.

TERM OF PLAN

    The Plan shall remain in effect until all shares subject to the Plan are distributed or the Plan is terminated by the Board. No award of an incentive stock option may be made under the Plan after November 18, 2006 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

STOCK AWARDS

    The Committee may grant stock awards to eligible participants in the Plan. In determining the participants to whom stock awards will be granted and the number of shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to stock awards may be unrestricted or may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine. Subject to adjustment, at the discretion of the Committee, in the event of a merger, reorganization or other relevant change, the maximum number of shares that may be granted as stock awards under the Plan shall not exceed 150,000 and the maximum number of shares that may be granted to any one participant pursuant to any stock award under the Plan in any fiscal year of the Company shall not exceed 100,000 shares.

STOCK OPTIONS

    GENERAL. Eligible participants may be granted options to purchase such number of shares of Common Stock of the Company on such terms and conditions as the Committee may determine. The number of shares covered by an outstanding option and the price per share of such option may, at the discretion of the Committee, be adjusted in the event of a merger, reorganization or other relevant change. In determining the participants to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. More than one option may be granted to the same participant. In the case of an incentive stock option, the aggregate fair market value, determined at the time the option is granted, of shares of Common Stock of the Company with respect to which incentive stock options held by the optionholder first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its parent corporations and subsidiaries) shall not exceed $100,000. The maximum number of shares subject to options that may be granted to any one participant under the Plan in any fiscal year of the Company shall not exceed 100,000 shares (subject to adjustment, at the discretion of the Committee, in the event of a merger, reorganization or other relevant change).

    PURCHASE PRICE. The purchase price of each share subject to an option shall be fixed by the Committee. For non-statutory stock options, such purchase price may be set at any price the Committee may determine that is not less than 85% of the fair market value (as defined in the Plan) of a share on the date of grant. For incentive stock options, such purchase price shall be not less than 100% of the fair market value of a share on the date of grant, provided that if an incentive stock option is granted to an employee of the Company who owns, at the time the incentive stock option is granted, stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% shareholder"), such purchase price shall be not less than 110% of the fair market value of a share on the date of grant. The purchase price of the shares with respect to which an option is exercised must be paid in full in cash or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered shares of Common Stock of the Company, by a reduction in the number of shares delivered upon exercise of the option, or by a combination of cash and such shares; provided that no person will be permitted to pay any portion of the purchase price with shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. On December 11, 1996, the closing sale price of a share of Common Stock of the Company on the Nasdaq National Market System was $75.375.

    NON-TRANSFERABILITY. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under the Plan, and no option granted under the Plan is assignable or transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time; provided that the Committee may in any option agreement or by an amendment to an outstanding option agreement permit an optionee to transfer, without consideration, a non-statutory stock option to a member or members of his or her immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any option held by any such transferee continues to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer, and the option may be exercised by such transferee only as and to the extent that such option has become exercisable and has not been terminated in accordance with the provisions of the Plan and the applicable option agreement.

    VESTING. Each option agreement shall specify when each option granted under the Plan shall become exercisable. Notwithstanding the provisions of any option agreement, the Committee may, in its sole discretion, declare at any time that any option granted under the Plan shall be immediately exercisable. In the event of the disability or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased employee shall have been continuously employed by the Company or a subsidiary between the date such option was granted and the date of such disability or death. Upon the occurrence of a change in control of the Company (as defined in the Plan) then each option granted under the Plan and not already exercised in full or otherwise terminated, expired or cancelled shall become immediately exercisable in full. In the event of a "paragraph 13 declaration" (discussed below), each option that has not previously been exercised in full, expired or been cancelled shall immediately become exercisable in full. Notwithstanding the foregoing, no option granted under the Plan may be exercised before the Plan is approved by the shareholders of the Company and a registration statement covering the shares of Common Stock of the Company for which the option may be exercised has become effective under the Securities Act of 1933, as amended.

    TERMINATION OF OPTIONS. Each option granted under the Plan shall expire and all rights to purchase shares thereunder shall terminate ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company or a subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that: (i) an option shall continue to be exercisable for three months after termination of the optionee's employment, but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment; (ii) in the case of an optionee who is disabled while employed or whose employment terminates by reason of death, an option shall continue to be exercisable for one year after termination of such optionee's employment; and (iii) as to any optionee whose termination occurs following a paragraph 13 declaration, an option may be exercised at any time permitted by such declaration. Any option that is not exercised within the periods provided in the preceding sentence shall terminate; provided that the Committee has the power to extend such periods. In the event of a change in control of the Company, then, under certain circumstances as set forth in the Plan, the Committee, in its sole discretion and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such change in control and that the holder or holders of such cancelled options shall receive certain cash payments; and options granted pursuant to the Plan as to which such determination is made shall expire as of the effective date of such change in control. In the event of a paragraph 13 declaration, each outstanding option, whether or not exercisable, shall be cancelled at the time of the occurrence of the event giving rise to the paragraph 13 declaration.

    PARAGRAPH 13 DECLARATION. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company, or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, the Committee may, but shall not be obligated to, either (i) in the event of a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under the Plan by the substitution, in lieu of such options, of options to purchase appropriate voting Common Stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation (or the parent corporation of the Company or such surviving corporation, if appropriate) or by the delivery of shares of Survivor's Stock as provided in the Plan, or (ii) declare (a "paragraph 13 declaration") that each outstanding option, whether or not then exercisable, shall be cancelled at the time of the event giving rise to the paragraph 13 declaration (unless it shall have been exercised prior to the occurrence of such event). In connection with any paragraph 13 declaration, the Committee may, but shall not be obligated to, cause a cash payment to be made in exchange for each cancelled option in an amount provided in the Plan. In the event of a paragraph 13 declaration, each outstanding option granted under the Plan that shall not have been exercised prior to the event giving rise to such paragraph 13 declaration shall be cancelled at the time of such event.

    ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or the shares of the Company, the Committee (or a comparable committee of the Board of Directors of the Company surviving any such transaction) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

AMENDMENT AND DISCONTINUANCE OF PLAN

    The Board may at any time suspend or discontinue the Plan; provided that no amendment may, without the consent of the holder of an option, alter or impair an option previously granted under the Plan. To the extent necessary to comply with applicable provisions of the Code, any such amendments to the Plan may be made subject to approval by the shareholders of the Company.

FEDERAL TAX CONSIDERATIONS

    INCENTIVE STOCK OPTIONS. No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the optionee disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by an optionee will be a long-term capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by an optionee after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by an optionee upon the exercise of an incentive stock option granted under the Plan are disposed of by such optionee before the expiration of the statutory holding periods (a "disqualifying disposition"), such optionee will be considered to have realized as compensation in the year of disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is deemed to have realized such ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    NON-STATUTORY STOCK OPTIONS. No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any non-statutory stock option is granted under the Plan. Generally, at the time shares are issued pursuant to the exercise of a non-statutory stock option, the optionee will realize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is considered to have realized ordinary income as a result of exercise of a non-statutory stock option. Upon disposition of the shares, any additional gain or loss realized by the optionee will be taxed as a capital gain or loss. The Company will not be entitled to a deduction with respect to the disposition of shares by an optionee.

    STOCK AWARDS. The tax consequences of a stock award will depend on whether the stock is subject to forfeiture and transferability conditions that result in such stock being treated as "restricted" stock for tax purposes. Unless a recipient files an election to be taxed under Section 83(b) of the Code, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and
(c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (a) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant. When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

    WITHHOLDING. Delivery of shares pursuant to a stock award or upon exercise of a non-statutory stock option shall be subject to any required withholding taxes. A recipient may, as a condition precedent to the issuance of shares upon receipt of a stock award or exercise of an option, be required to pay the Company a cash amount equal to the amount of such required withholdings. The Committee may permit an optionee to elect to cover all or any part of the required withholdings through a delivery to the Company of unencumbered shares of the Company, a reduction in the number of shares issued upon exercise of the option or a subsequent return to the Company of shares issued upon exercise of the option.

GRANTS UNDER 1988 STOCK OPTION PLAN

    On November 27, 1995 the Committee granted non-statutory options covering an aggregate of 146,170 shares having an exercise price of $49.00 per share (the closing sale price of the Common Stock of the Company on the NASDAQ National Market System on November 24, 1995) and an expiration date of November 27, 2005 as follows: Jeffrey W. Green, 30,000 shares; Wayne M. Fortun, 40,000 shares; John A. Ingleman, 3,100 shares; Richard S. Schaefer, 3,000 shares; Richard C. Myers, 2,800 shares; executive officers as a group, 90,300 shares; and all employees of the Company (other than executive officers), 55,870 shares. The Committee also granted limited stock appreciation rights relating to all shares covered by executive officer options.

VOTING REQUIREMENTS AND RECOMMENDATION

    The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote and represented at the meeting is required for approval of the Plan. Proxies solicited by the Board of Directors will be voted for approval of the Plan, unless shareholders specify otherwise in their proxies.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

           RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of Arthur Andersen LLP, independent public accountants, has been the auditors for the Company since 1979. The Board of Directors again has selected Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending September 28, 1997, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending September 28, 1997.

    A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                    GENERAL

    The Annual Report of the Company for the fiscal year 1996, including financial statements, is being mailed with this Proxy Statement.

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

    The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

    SHAREHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S 10-K ANNUAL REPORT, FILED WITH THE SEC FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 1996, MAY DO SO WITHOUT CHARGE BY WRITING TO JOHN A. INGLEMAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, AT THE COMPANY'S OFFICES, 40 WEST HIGHLAND PARK, HUTCHINSON, MINNESOTA 55350.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]
                                          John A. Ingleman
                                          SECRETARY

Dated: December 18, 1996

                                                                       EXHIBIT A

                       HUTCHINSON TECHNOLOGY INCORPORATED
                              1996 INCENTIVE PLAN

    1.   PURPOSE.   The purpose of this  1996 Incentive Plan  (the "Plan") is to promote the interests of Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. This Plan provides for the issuance of certain awards consisting of options granted as provided in paragraph 5 hereof and stock awards granted as provided in paragraph 6 hereof.

    2.  ADMINISTRATION.

        (a) GENERAL. This Plan shall be administered by a committee of two or more directors of the Company (the "Committee") appointed by the Company's Board of Directors (the "Board"). If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. No director shall serve as a member of the Committee unless such director shall be a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

        (b) INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

        (c) DELEGATION OF AUTHORITY. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act ("Section 16 Individuals"). The Chief Executive Officer of the Company may, in turn, delegate such authority to such other officer of the Company as the Chief Executive Officer may determine.

        (d) ACTION BY BOARD. Notwithstanding subparagraph 2(a), above, any grant of awards hereunder to any director of the Company who is not an employee of the Company at the time of grant ("Non-Employee Director Award"), and any action taken by the Company with respect to any Non-Employee Director Award,
including   any  amendment   thereto,  and   any  modification   of  the  terms,
conditions or restrictions relating to any stock award constituting a Non-Employee Director Award, any acceleration of the vesting of any option constituting a Non-Employee Director Award, any extension of the time within which any option constituting a Non-Employee Director Award may be exercised, any determination pursuant to paragraph 9 relating to the payment of the purchase price of Shares (as defined in paragraph 3 below) subject to an option constituting a Non-Employee Director Award, or any action pursuant to paragraph 10 relating to the payment of withholding taxes, if any, through the use of Shares with respect to a Non-Employee Director Award shall be subject to prior approval by the Board.

    3. SHARES. The shares that may be made subject to awards granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.02 per share ("Shares," and each individually a "Share"), and they shall not exceed 1,000,000 Shares in the aggregate, subject to adjustment as provided in paragraph 14, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

    4. ELIGIBLE PARTICIPANTS. Stock awards and options may be granted under this Plan to any full-time employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof. Stock awards and non-statutory stock options (as defined in subparagraph 5(a) below) also may be granted to (i) any other employee of the Company, or any parent or subsidiary thereof, (ii) any director of the Company who is not an employee of the Company or any parent or subsidiary thereof, (iii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant, and (iv) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of an advisor or consultant or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."

    5.    TERMS AND  CONDITIONS OF  EMPLOYEE,  ADVISOR, CONSULTANT  AND DIRECTOR
OPTIONS.

        (a) GENERAL. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine. In determining the Eligible Participants to whom options shall be granted and the number of Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment thereto) or a non-statutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and non-statutory stock options to the same employee. However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 8 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as non-statutory stock options. The maximum number of Shares subject to options that may be granted to any one Eligible Participant under the Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to paragraph 14 hereof). Notwithstanding the foregoing, no incentive stock option may be granted under this Plan unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan.

        (b) PURCHASE PRICE. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee, subject, however, to the remainder of this subparagraph 5(b). For non-statutory stock options, such purchase price may be set at any price the Committee may determine; provided, however, that such purchase price shall be not less than 85% of the Fair Market Value of a Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

        (c) VESTING. Each option agreement provided for in paragraph 7 shall specify when each option granted under this Plan shall become exercisable with respect to the Shares covered by the option. Notwithstanding the provisions of any option agreement provided for in paragraph 7, the Committee may, in its sole discretion, declare at any time that any option granted under this Plan shall be immediately exercisable.

        (d)  TERMINATION.   Each  option granted  pursuant to  this paragraph  5
shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

        (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

        (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 11(b) or 11(c), whichever is applicable (provided that the Committee may, in any option agreement provided for in paragraph 7 or by Committee action with respect to any outstanding option, extend the periods specified in paragraph 11(b) and 11(c)); or

       (iii) the date, if any, fixed for cancellation pursuant to paragraph 12(c) or 13 below.

    6. TERMS AND CONDITIONS OF EMPLOYEE, ADVISOR, CONSULTANT AND DIRECTOR STOCK AWARDS. The Committee may, from time to time during the term of this Plan, grant stock awards to such Eligible Participants as the Committee may determine, such stock awards consisting of grants of Shares to be issued to the designated Eligible Participants. In determining the Eligible Participants to whom stock awards shall be granted and the number of Shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to any stock award may be unrestricted or may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine, including, if the Committee shall so provide in the written agreement pursuant to paragraph 7 providing for a stock award, or any amendment thereto, the lapse or modification of conditions or restrictions with respect to the stock award upon the occurrence of a Change In Control, as defined in paragraph 12. The maximum number of Shares that may be granted as stock awards under this Plan shall not exceed 150,000 (subject to adjustment pursuant to paragraph 14 hereof) and the maximum number of Shares that may be granted to any one Eligible Participant pursuant to any stock award under this Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to paragraph 14 hereof).

    7. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are non-statutory stock options or incentive stock options. Stock awards granted under this Plan may, but need not, be made subject to a written agreement in such form or forms as the Committee may from time to time determine.

    8. FAIR MARKET VALUE. For purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 8, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

    9. MANNER OF EXERCISE OF OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Human Resources, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

    10. TAX WITHHOLDING. Delivery of Shares pursuant to a stock award or upon exercise of any non-statutory stock option granted under this Plan shall be subject to any required withholding taxes. A person receiving a stock award or exercising a non-statutory stock option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any option agreement provided for in paragraph 7 (or provide by Committee action with respect to any outstanding option) that a person exercising an option may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or through a subsequent return to the Company of Shares delivered to the person exercising the option (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

    11.  TRANSFERABILITY AND TERMINATION OF EMPLOYMENT.

        (a) TRANSFERABILITY. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

        (b) TERMINATION OF EMPLOYMENT DURING LIFETIME. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

        (i) an option shall continue to be exercisable for three months after termination of the optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment;

        (ii) in the case of an optionee who is disabled (as hereinafter defined) while employed, an option shall continue to be exercisable for one year after termination of such optionee's employment; and

       (iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 13 below, an option may be exercised at any time permitted by such declaration.

        (c)   TERMINATION  UPON  DEATH.   With  respect  to  an  optionee  whose
employment terminates by reason of death, any option granted to such optionee may be exercised within one year after the death of such optionee.

        (d) VESTING UPON DISABILITY OR DEATH. In the event of the disability (as hereinafter defined) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability or death. "Disability" of an optionee shall mean any physical or mental incapacitation whereby such optionee is therefore unable for a period of twelve consecutive months or for an aggregate of twelve months in any twenty-four consecutive month period to perform his or her duties for the Company or any parent or subsidiary thereof. "Disabled," with respect to any optionee, shall mean that such optionee has incurred a Disability.

        (e) TRANSFERS AND LEAVES OF ABSENCE. Neither the transfer of employment of a person to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and (f) of the Code.

        (f) RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee's employment at any time.

        (g) EXPIRATION DATE. In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

    12.  CHANGE IN CONTROL.

    For purposes of this Plan, a "Change in Control" of the Company shall be deemed to occur if any of the following occur:

        (a) (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

        (A) any acquisition or beneficial ownership by the Company or a Subsidiary;

        (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

        (C) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company's then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

           (2) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

           (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

           (4) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

        (b) ACCELERATION OF VESTING. Notwithstanding anything in subparagraph 5(c) above to the contrary, if a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, each option granted under this Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full.

        (c) CASH PAYMENT. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options shall receive, with respect to some or all of the Common Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

        (d) LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in subparagraph 12(b) or 12(c) above or paragraph 13 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in subparagraph 12(b) or 12(c) above or paragraph 13 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the
Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to subparagraph 12(b) or 12(c) above or paragraph 13 shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

    13. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option or (ii) declare, at least twenty days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option to each holder of an option that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option. At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each option that has not previously expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 13. Notwithstanding the foregoing, no person holding an option shall be entitled to the payment provided in this paragraph 13 if such option shall have expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan. For purposes of this paragraph 13, "Event Proceeds per Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

    14. ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

    15. SUBSTITUTE OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

    16.  COMPLIANCE WITH LEGAL REQUIREMENTS.

        (a) GENERAL. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

        (b) RULE 16B-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    17. GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

    18. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

    19.  TERM.

        (a) EFFECTIVE DATE. This Plan shall be effective as of November 19, 1996, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than March 31, 1997. Awards may be granted hereunder prior to such shareholder approval, but such awards shall be subject to such shareholder approval. If this Plan is not so approved by such holders, any awards granted under this Plan subject to such approval shall be null and void.

        (b) TERMINATION. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 18 above. No award of an incentive stock option shall be made under this Plan more than ten years after the effective date of this Plan (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

PROXY
                       HUTCHINSON TECHNOLOGY INCORPORATED
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 29, 1997

    The undersigned, revoking any proxy heretofore given, hereby appoints Jeffrey W. Green, Wayne M. Fortun and Harry C. Ervin, Jr., and each of them, as Proxies, each with full power of substitution, for and in the name of the undersigned to vote, as designated below, and on the reverse side hereof, all the shares of Common Stock of Hutchinson Technology Incorporated registered in the name of the undersigned at the close of business on December 13, 1996, upon the following matters more fully described in the Notice of and Proxy Statement for the Annual Meeting of Shareholders to be held on January 29, 1997, and at any adjournment thereof.

 1. Election  of Directors.   Nominees of the Board  of Directors are W.
    Thomas Brunberg, Archibald Cox, Jr., James E. Donaghy, Harry C. Ervin, Jr., Wayne M. Fortun, Jeffrey W. Green and Richard N. Rosett.
    / /  FOR ALL NOMINEES LISTED ABOVE      / /  WITHHOLD AUTHORITY
         except vote withheld from the           to vote for all
         following nominee(s),                   nominees listed above
         if any:
    --------------------------------------------------------------------
 2. Proposal to Approve the 1996 Incentive Plan.
    / /  FOR             / /  AGAINST             / /  ABSTAIN
 3. Ratification   of  the   appointment  of  Arthur   Andersen  LLP  as
    independent public accountants for the 1997 fiscal year.
    / /  FOR             / /  AGAINST             / /  ABSTAIN

 3. ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID MEETING.

    THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                Dated: ______________ , 19___

                                              Please sign exactly as this proxy
                                                        is addressed.
                                              __________________________________
                                              __________________________________
                                                         (Signature)

                                              Joint  owners  should  each   sign
                                              personally.    When   signing   as
                                              attorney, executor, administrator,
                                              guardian, custodian, or  corporate
                                              official, sign name and title.